UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, the board of directors (the “Board”) of InvenTrust Properties Corp. (the “Company”) appointed Ivy Z. Greaner, age 58, as Chief Operating Officer of the Company, effective as of July 9, 2018.

Ms. Greaner most recently served as Regional Vice President of FivePoint, previously Lennar Urban, from 2016 to 2018. Prior to Lennar Commercial’s combination with Rialto in 2016, Ms. Greaner served as Executive Vice President and Chief Operating Officer of Lennar Commercial for two years. From 1999 to 2014, Ms. Greaner served as Partner and Chief Operating Officer of Ram Realty Services, where she oversaw company operations, ground up development and all aspects of commercial and residential asset management. Previously, Ms. Greaner served as Principal and Owner of Gadinsky & Greaner, a commercial real estate service and development company, and the Director of Real Estate Services for Gadco Real Estate Company.

In connection with Ms. Greaner's appointment as Chief Operating Officer, the Company entered into an employment offer letter with Ms. Greaner pursuant to which she will be entitled to an annual salary of $475,000 and will be eligible to participate in the Company’s annual cash bonus program with a target annual bonus equal to 90% of her annual salary. Ms. Greaner will also receive a one-time signing bonus of $100,000, $50,000 of which is payable on the first regular payroll date following Ms. Greaner’s start date, with the remaining $50,000 to be paid two pay periods later. In addition, pursuant to the terms of the offer letter, Ms. Greaner will be eligible to receive an award of restricted stock units valued at $500,000 under the Company’s 2015 Incentive Award Plan. The restricted stock unit award will vest in three equal annual installments beginning on December 31, 2018, subject to Ms. Greaner’s continued employment on each of the vesting dates. The Company will also reimburse Ms. Greaner for certain costs in connection with her relocation to the Chicago area. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Ms. Greaner has no family relationships with any director or executive officer of the Company. There are no transactions involving Ms. Greaner that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated May 15, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: May 15, 2018	By:	/s/ Thomas P. McGuinness
	Name:	Thomas P. McGuinness
	Title:	President and Chief Executive Officer